EXECUTION COPY

SHAREHOLDERS AGREEMENT

among

Riata Energy, Inc.

and

Certain Shareholders of Riata Energy, Inc.

Dated as of November 21, 2006

- i -

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is entered as of November 21, 2006, among Riata Energy, Inc., a Texas corporation (the “Company”), and the other parties listed on the signature pages hereto.

RECITALS

WHEREAS, pursuant to the Purchase and Sale Agreement, dated as of November 21, 2006 (the “Purchase Agreement”), by and among the Company, SandRidge Holdings, Inc., American Real Estate Partners, L.P., American Real Estate Holdings Limited Partnership, AREP Oil & Gas Holdings LLC, AREP O & G Holdings LLC (“AREP O&G”), and NEG Oil & Gas, LLC, AREP O&G received 12,842,000 shares of Common Stock (as defined herein);

WHEREAS, the number of shares of Common Stock and any other Riata Equity Securities (as defined herein) owned by Tom Ward, Malone Mitchell and their respective Permitted Transferees on the date hereof is identified on Schedule A hereto; and

WHEREAS, each of the parties hereto desires to promote the interests of the Company and the mutual interests of the parties hereto by establishing herein certain terms and conditions upon which the shares of Common Stock and any other Riata Equity Securities will be held.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.    Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.

“Agreement” has the meaning assigned to such term in the Preamble.

“AREP” means AREP O&G and its Permitted Transferees.

“AREP Agent” has the meaning assigned to such term in Section 5.12(c).

“AREP O&G” has the meaning assigned to such term in the Recitals.

“AREP Portion” means for the purposes of Section 2.2, at any time (a) with respect to any proposed Transfer of Shares prior to the QPO, all Shares beneficially owned at such time by the Tagging Shareholder and its Affiliates which were acquired pursuant to the Purchase Agreement, and (b) with respect to any proposed Transfer of Shares after the QPO, on the applicable Transfer date, the number of Shares equal to the product of (i) the total number of Shares to be Transferred to the proposed Transferee and (ii) the fraction determined by dividing (A) the number of Shares beneficially owned at such time by the Tagging Shareholder and its Permitted Transferees which were acquired pursuant to the Purchase Agreement by (B) the total number of Shares beneficially owned at such time by (1) the Tagging Shareholder and its Permitted Transferees which were acquired pursuant to the Purchase Agreement and (2) the Riata Principals and their Permitted Transferees.

“beneficial owner” or “beneficially own” has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership of Shares shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, no Person shall be deemed to beneficially own any security solely as a result of such Person’s execution of this Agreement.

“Block Trade” means a “block trade” as such term is commonly understood in the securities industry.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Chosen Courts” has the meaning assigned to such term in Section 5.9.

“Closing Date” means November 21, 2006.

“Common Stock” means the common stock of the Company.

“Company” has the meaning assigned to such term in the Preamble.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Demand Party” means Tom Ward, Malone Mitchell or AREP (including any Transferee of AREP’s rights pursuant to Section 2.3(b)).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing 144A Registration Rights Agreement” means the Resale Registration Rights Agreement dated December 21, 2005 between the Company and Banc of America Securities LLC.

“Fair Market Value” means, as of any date, (i) with respect to shares of Common Stock from and after the consummation of an initial public offering of Common Stock, the average closing sale price of shares on the stock exchange (including Nasdaq) on which the shares are principally trading for the twenty trading days immediately prior to such date, or (ii) with respect to shares of Common Stock or any other securities prior to the consummation of an initial public offering of Common Stock or any other securities, the average price of the PORTAL trades for such Common Stock or other securities, as the case may be, during the twenty Business Days immediately prior to such date; provided, that in the case of clause (i) or (ii), if the Company consummates a financing on such date involving third party purchasers of Common Stock or such other securities, (x) Fair Market Value as of such date shall be the purchase price paid by such third parties if the Company has received a fairness opinion or valuation or appraisal report from an independent nationally recognized investment bank or valuation or appraisal firm which provides that such purchase price is fair from a financial point of view or within a range of fair market value or (y) Fair Market Value as of such date shall be the initial public offering price if such financing is an initial public offering or the Qualified Public Offering.

“Holdback Period" has the meaning assigned to such term in Section 4.8(b).

“Holder” means each of the Shareholders and any other holder of Registrable Securities (including any direct or indirect transferee of a Shareholder who has acquired Registrable Securities from a Shareholder not in violation of this Agreement and agrees in writing to be bound by the provisions of this Agreement).

“Indemnified Parties" has the meaning assigned such term in Section 4.5(a).

“MM Agent" has the meaning assigned to such term in Section 5.12(b).

“NASD” has the meaning assigned to such term in the definition of Registration Expenses in this Section 1.1.

“Permitted Transferee” shall mean (i) with respect to any Riata Principal (and the Permitted Transferees thereof), Tom Ward, Malone Mitchell, their wives, children and grandchildren and any entities, trusts and other Affiliates, whether or not controlled, the sole beneficiaries or beneficial owners of which are such Riata Principals, their wives, children and grandchildren (and such entities, trusts or Affiliates of which such Riata Principals, their wives, children and grandchildren are the sole direct or indirect beneficiaries or beneficial owners), or (ii) with respect to any Shareholder (other than the Riata Principals), an Affiliate of such Shareholder; provided, however, that in each case such Transferee shall agree in a writing in the form attached as Exhibit A hereto to be bound by and to comply with all applicable provisions of this Agreement; provided, further, however, that in no event shall a “Permitted Transferee” be the Company or any of its Subsidiaries.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof.

“Preemptive Notice” has the meaning assigned to such term in Section 3.1(b).

“Preemptive Right Period” has the meaning assigned to such term in Section 3.1(a).

“Preemptive Right Proportionate Number” has the meaning assigned to such term in Section 3.1(a).

“Prescribed Time Period” has the meaning assigned to such term in Section 2.2(a).

“Purchase Agreement” has the meaning assigned to such term in the Recitals.

“Qualified Public Offering” or “QPO” means an underwritten, broad based public offering in excess of $100 million of Common Stock (which results in gross proceeds to the sellers of at least $100 million) and results in not less than 20 million shares of Common Stock (including Common Stock covered by the Existing 144A Registration Rights Agreement and any other registration rights agreement and any shares sold pursuant to any previous public offerings) being listed for trading on a national securities exchange (including Nasdaq).

“Registrable Securities” means any Common Stock held at any time by the Holders. Any particular Registrable Securities that are issued shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or (iii) such securities shall have ceased to be outstanding.

“Registration Expenses” means any and all expenses incident to performance of or compliance with Article IV of this Agreement, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. (the “NASD”) registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in NASD conduct rule 2720, and of its counsel), (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any national securities exchange and all rating agency fees, (v) the fees and disbursements of counsel for the Company and of its independent public accountants and independent engineers, including the expenses of any special audits, reserve reports and/or “cold comfort” letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of counsel selected pursuant to Section 4.7 hereof by the Holders of the Registrable Securities being registered to represent such Holders in connection with each such registration, and (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but, in the cases of clauses (i) through (vii), excluding underwriting discounts and commissions and transfer taxes, if any.

“Release Event" has the meaning assigned to such term in Section 4.8(a).

“Riata Equity Securities” means (i) Common Stock and (ii) other Equity Interests and Equity Interest Equivalents (in each case as defined in the Purchase Agreement) of the Company; provided, that with respect to any provisions of this Agreement which requires the calculation of the number or percentage of Riata Equity Securities, Riata Equity Securities shall be calculated on a fully diluted basis.

“Riata Principals” means Tom Ward, Malone Mitchell and their Permitted Transferees.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Sale” (and “Sell” shall have correlative meaning) means, with respect to any Shares, the sale, transfer, assignment or similar disposition (excluding pledge, encumbrance or hypothecation) of such Shares in which cash, securities or other property is received as consideration.

“Sale Notice” has the meaning assigned to such term in Section 2.2(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Shareholder” has the meaning assigned to such term in Section 2.2(a).

“Shares” means, as of any date, (i) with respect to the Riata Principals and their Permitted Transferees, the shares of Common Stock and any other Riata Equity Securities held by such Persons as of such date, and (ii) with respect to AREP and its Permitted Transferees, the shares of Common Stock which were acquired by AREP pursuant to the Purchase Agreement and held by AREP and its Permitted Transferees as of such date; provided, that with respect to any provisions of this Agreement which requires the calculation of the number or percentage of Shares, any Riata Equity Securities shall be calculated on a fully diluted basis.

“Shareholder” means any holder of Common Stock which is a party to this Agreement.

“Subsidiary” means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

“Substantial Block” means, with respect to any Transfer, Shares in excess of 3% of the outstanding Common Stock on a fully diluted basis.

“Taggable Shares” has the meaning assigned to such term in Section 2.2(a).

“Tagging Shareholder” has the meaning assigned to such term in Section 2.2(a).

“Target Date” means the date which is one year after the Closing Date.

“Third Party Holder” has the meaning assigned to such term in Section 4.3(a).

“Transfer” (and “Transferor”, “Transferee” and “Transferring” shall have correlative meanings) means, directly or indirectly, to Sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the Sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Shares beneficially owned by a Person or any interest in any Shares beneficially owned by a Person.

“TW Agent" has the meaning assigned to such term in Section 5.12(a).

SECTION 1.2.    Other Definitional Provisions. (a)  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

(b)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)    All references in this Agreement to “Common Stock”, “Riata Equity Securities” and “Shares” shall include any securities of the Company issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization

(d)    For the avoidance of doubt, with respect to the provisions of this Agreement requires the calculation of the number or percentage of Common Stock, Riata Equity Securities or Shares on a fully diluted basis, such calculation shall assume the conversion or exercise of any convertible securities, options, warrants or similar securities.

ARTICLE II

TRANSFERS

SECTION 2.1.    Transfer Restrictions. (a)  No Shareholder may Transfer its Shares except (i) Transfers to its Permitted Transferees, (ii) Transfers in compliance with Section 2.2, (iii) Transfers made with the prior written consent of the Company (provided that, if any such consent is given to any Shareholder, all other Shareholders shall be permitted to Transfer the same percentage of their Shares in the same manner of Transfer to any Transferee) and (iv) Transfers permitted by Section 2.1(b), 2.1(c) or 2.1(d).

(b)    After the earlier of (i) the 180th day after the consummation of the QPO (or earlier upon the occurrence of a Release Event under Section 4.8) and (ii) March 1, 2008, each Shareholder may Transfer its Shares.

(c)    After the Target Date, AREP may make Sales of its Shares pursuant to PORTAL or Rule 144A under the Securities Act.

(d)    (1) Each of AREP and the Riata Principals may make bona fide pledges, hypothecations or encumbrances of their Shares to lenders or other financing sources or other entities generally engaged in the business of making loans or acquiring or investing in debt (which shall include, without limitation, any trustee or other agent acting for the benefit thereof) pursuant to bona fide borrowing arrangements (provided that, if, at the time such pledge or hypothecation is made or encumbrance is incurred, the pledged Shares (including previously pledged Shares) represent more than 25% of the Shares held by AREP or the Riata Principals (as the case may be), with respect to the Shares in excess of such 25%, such financial institution or such other entity shall agree to be bound by the restrictions set forth in this Agreement upon foreclosing on such Shares unless such financial institution would be so bound by operation of law).

(2) In addition, AREP and its Subsidiaries (including any Subsidiaries of Permitted Transferees) may directly or indirectly make pledges, hypothecations or encumbrances of the Equity Interests (as defined in the Purchase Agreement) of any Subsidiary which holds the Shares (or that owns, directly or indirectly, through one or more Subsidiaries, Equity Interests of a Subsidiary that holds the Shares) to lenders or other financing sources or other entities generally engaged in the business of making loans or acquiring or investing in debt (which shall include, without limitation, any trustee or other agent acting for the benefit thereof) pursuant to financing arrangements so long as such Subsidiary which holds the Shares continues to be bound by this Agreement; provided, that in connection with making such pledge, hypothecation or encumbrance, AREP shall provide to the Company a certificate in the form attached hereto as Exhibit B.

(e)    Each Shareholder shall as promptly as practicable provide the Company with written notice of any Transfer of Shares.

(f)    For the avoidance of doubt, a merger or consolidation of the Company with any other Person shall not be deemed a violation of this Section 2.1.

SECTION 2.2.    Tag-Along Rights. Whereas the Letter of Intent (as defined in the Purchase Agreement) contemplates that, among other matters, prior to the QPO, without AREP’s consent, the Riata Principals shall not sell Shares unless AREP has previously sold all of its Shares or is provided an opportunity to sell all of such Shares in such Sale on the same terms and conditions as the Riata Principals and in order to, among other things, implement the foregoing, the parties agree as follows:

(a)   In the event of a proposed Sale (including Sales permitted under Section 2.1(a)(iii) and 2.1(b)) of Shares by any of the Riata Principals (a “Selling Shareholder”), AREP (the “Tagging Shareholder”) shall have the right to participate in such Sale in the manner set forth in this Section 2.2. Prior to any such Sale, the Selling Shareholder shall deliver to the Tagging Shareholder written notice (the “Sale Notice”), which notice shall state (i) the name of the proposed Transferee, (ii) the number of Shares proposed to be sold (the “Taggable Shares”), (iii) the proposed purchase price therefor, including a description of any non-cash consideration (along with any report and other material document (and summary of any other material oral information) relevant to the valuation of such non-cash consideration which the Selling Shareholder has, so long as the Tagging Shareholder agrees to keep such reports, documents and information confidential), and (iv) the other material terms and conditions of the proposed Sale, including the proposed closing date (which date may not be less than fifteen (15) Business Days after delivery of the Sale Notice). The Selling Shareholder shall not consummate the Sale unless the Tagging Shareholder has been provided the right from the proposed Transferee to sell to the proposed Transferee identified in the Sale Notice the AREP Portion of the Taggable Shares on the terms and conditions set forth in the Sale Notice by giving written notice to the Selling Shareholder within the fifteen (15) Business Day period (the “Prescribed Time Period”) after the delivery of the Sale Notice, which notice shall state that such Tagging Shareholder elects to exercise its tag-along rights under this Section 2.2 and shall state the maximum number of Shares sought to be sold. The Tagging Shareholder shall be deemed to have waived its tag-along rights under this Section 2.2 if it fails to give notice within the Prescribed Time Period.

(b)    The Tagging Shareholder, if it has elected to exercise its tag-along rights provided under this Section 2.2, shall participate in the Sale by delivering to the Selling Shareholder at the closing of the Sale of the Selling Shareholder’s Shares to the Transferee the Shares to be sold by the Tagging Shareholder, duly endorsed for transfer, against payment of the aggregate purchase price therefor.

(c)    The following Transfers by the Riata Principals shall not be subject to the tag-along rights provided under this Section 2.2: (i) Transfers at any time to Permitted Transferees of such Shareholder in compliance with the terms of this Agreement, and (ii) following a QPO, (A) any Transfer by the Riata Principals of less than a Substantial Block (in one transaction or a series of related transactions) and (B) Transfers pursuant to (x) Rule 144 under the Securities Act or (y) pursuant to an effective registration statement under the Securities Act (other than a Block Trade (in one transaction or a series of related transactions) of a Substantial Block), in each case in compliance with Article IV hereof.

(d)    Notwithstanding the other provisions of this Section 2.2, with respect to any Block Trade of a Substantial Block under a registration statement pursuant to Article IV, (i) the fifteen (15) Business Day period referred to in Section 2.2(a) shall be reduced to a three (3) Business Day period and (ii) the Sale Notice may omit the name of the proposed Transferee and may specify the proposed minimum purchase price (in lieu of the purchase price).

(e)    This Section 2.2 and the tag-along rights provided herein shall expire upon the earlier of (i) two (2) years after a Qualified Public Offering and (ii) such time when the remaining Shares acquired by AREP pursuant to the Purchase Agreement and still beneficially owned by AREP and its Affiliates, taken together, represent in the aggregate less than 5% of the outstanding Common Stock on a fully diluted basis (it being understood that in no event shall AREP and its Affiliates be deemed to beneficially own less than 5% of the outstanding Common Stock on a fully diluted basis as a result of the financing of the transactions contemplated by the Purchase Agreement).

SECTION 2.3.    Rights and Obligations of Transferees. (a)   No Transferee of any Shareholder (except a Permitted Transferee) shall be entitled to any rights under this Agreement except as provided in Section 2.3(b). A Permitted Transferee shall be permitted to exercise all rights of the Transferring Shareholder under this Agreement, and shall be required to assume all of the obligations of the Transferring Shareholder under this Agreement, with respect to the Shares Transferred.

(b)    AREP may assign its registration rights provided in Article IV in connection with one or more Sales of at least 2,000,000 Shares (appropriately adjusted for stock splits, dividends, combinations, recapitalizations and other similar events); provided, that (i) the Transferees (including Transferees of such Transferees) of such registration rights do not exceed two Persons (excluding for this purpose Permitted Transferees), (ii) the aggregate rights of AREP and such Transferees under Article IV after such Transfer do not exceed the rights of AREP under Article IV prior to such Transfer, (iii) such Transferees shall not have any rights under Section 4.1 if the QPO has not occurred and (iv) AREP and such Transferees shall exercise the registration rights acting collectively by a vote of the majority of the Shares held by them.

SECTION 2.4.    Number of Securities. Each Riata Principal hereby represents and warrants as of the date hereof that: (i) set forth on Schedule A is the number of Shares and any other Riata Equity Securities beneficially owned by such Riata Principal and his Permitted Transferees as of the date of this Agreement; (ii) he, she or it has no registration rights with respect to Riata Equity Securities other than as set forth herein and in the Registration Rights Agreement dated November 21, 2006 entered into in connection with the financing of the transactions contemplated in the Purchase Agreement, and (iii) he, she or it has not received any awards or grants under the “Stock Plan” referred to in the Private Placement Memorandum (as defined in the Purchase Agreement). If any provision of this Agreement which requires the calculation of the number of Shares and any other Riata Equity Securities beneficially owned by any Shareholder and its Permitted Transferees becomes applicable after the date hereof, such Shareholder shall provide to the other Shareholders the number of Shares and any other Riata Equity Securities beneficially owned by such Shareholder and its Permitted Transferees.

SECTION 2.5.    Void Transfers. Any Transfer or attempted Transfer of Shares in violation of any provision of this Agreement shall be void.

ARTICLE III

SPECIAL LIMITED PREEMPTIVE RIGHTS

SECTION 3.1.    Special Limited Preemptive Rights. (a)  During the Preemptive Right Period, if the Company proposes to Sell, issue or otherwise Transfer to any of the Riata Principals any Riata Equity Securities and the purchase price therefor is less than Fair Market Value (but, in the event such Sale, issuance or Transfer is pursuant to a public offering or occurs concurrently with a public offering, less the underwriters’ discount or commissions for such public offering), then AREP shall have the right to purchase the Preemptive Right Proportionate Number of Riata Equity Securities at the same price and terms as such Riata Principals; provided, that the preemptive right provided under this Section 3.1 shall not be applicable to Sales, issuances or Transfers of Riata Equity Securities to the Riata Principals in connection with their participation in management or employee compensation arrangements (so long as the aggregate Sales, issuances or Transfers under such arrangements with respect to all management and employees of the Company in any 12 month period commencing the date hereof or any anniversary of the date hereof does not exceed 2% of the outstanding Common Stock on a fully diluted basis). The “Preemptive Right Proportionate Number” shall be, at any given time, a number equal to (i) the number of Riata Equity Securities beneficially owned by AREP at such time which were acquired pursuant to the Purchase Agreement multiplied by (ii) a fraction, the numerator of which is the total number of Riata Equity Securities proposed to be issued, sold or otherwise Transferred to the Riata Principals at such time and the denominator of which is the total number of Riata Equity Securities beneficially owned by the Riata Principals at such time. The “Preemptive Right Period” shall mean the period between the date hereof and the expiration of the lock-up period applicable to AREP with respect to the Qualified Public Offering under Section 4.8. The Company hereby represents and warrants that, between September 1, 2006 and the date hereof, the Company has not issued, sold or otherwise Transferred any Riata Equity Securities which would have entitled AREP to acquire Riata Equity Securities pursuant to this Section 3.1 if this Section 3.1 were in effect during such period. For the avoidance of doubt, this Section 3.1 shall not be applicable to (i) the conversion or exercise of any convertible securities, warrants, options or similar securities so long as the Sale, issuance or Transfer of such securities was made in accordance with this Section 3.1 or (ii) the financing of the transactions contemplated by the Purchase Agreement.

(b) In the event the Company proposes to undertake a Sale, issuance or other Transfer of Riata Equity Securities to which this Section 3.1 applies, it shall provide AREP written notice (the “Preemptive Notice”) of its intention to do so (attaching copies of the most current drafts of any term sheets, agreements or other documents relating thereto), specifying the proposed price (it being understood that the form of consideration shall be cash or tangible assets only), the identity of the purchaser and the material terms upon which the Company proposes to sell or issue the same. AREP shall have ten (10) Business Days from the delivery date of any Preemptive Notice to agree to purchase (if the form of consideration is tangible assets, at AREP’s option, for cash and/or the same type of tangible assets of equal value), on the same closing date as the Riata Principal(s), an amount of Riata Equity Securities up to the Preemptive Right Proportionate Number (in each case calculated prior to the issuance) for the price and upon the terms specified in the Preemptive Notice by giving written notice to the Company and stating therein the amount of Riata Equity Securities to be purchased. If a definitive agreement for the purchase of such Riata Equity Securities is not provided along with the Preemptive Notice, AREP’s election to purchase Riata Equity Securities pursuant to such Preemptive Notice shall not be binding until a definitive agreement is executed (but, subject to Section 3.1(c), an election to not purchase shall be binding).

(c) In the event AREP does not purchase all of the Preemptive Right Proportionate Number of Riata Equity Securities pursuant to this Section 3.1, the Company shall have 180 days after the date of the Preemptive Notice to consummate the Sale of the Riata Equity Securities with respect to which AREP’s preemptive right was not exercised, at or above the price and upon terms not more favorable in any material respect (it being understood and agreed that any increase in the number of Riata Equity Securities or any decrease in the price thereof shall be deemed material for this purpose) to the Riata Principals than the terms specified in the initial Preemptive Notice given in connection with such Sale, issuance or other Transfer.

ARTICLE IV

REGISTRATION RIGHTS

SECTION 4.1.    Initial Public Offering of the Company. The Company shall use its reasonable best efforts to complete a Qualified Public Offering on or before the Target Date.

SECTION 4.2.    Registration on Request. (a)  Request by the Demand Party. Upon the written request of any Demand Party requesting that the Company effect the registration under the Securities Act of all or part of such Demand Party’s Registrable Securities and specifying the amount and intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all other Holders, and thereupon will, as expeditiously as possible, use its reasonable best efforts to effect the registration under the Securities Act of:

(i)  such Registrable Securities which the Company has been so requested to register by the Demand Party; and

(ii)  all other Registrable Securities which the Company has been requested to register by any other Holder thereof by written request given to the Company within fifteen (15) Business Days after the giving of such written notice by the Company (which request shall specify the amount and intended method of disposition of such Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered (including by means of a shelf registration under Rule 415 under the Securities Act if so requested by the Demand Party and if the Company is then eligible to use such a registration); provided, that the Company shall not be obligated to file a registration statement relating to any registration request under this Section 4.2(a) within a period of 120 days after the effective date of any other registration statement relating to any registration request under this Section 4.2(a) or relating to any registration effected under Section 4.3.

(b)    Expenses. The Company will pay all Registration Expenses in connection with registrations of Registrable Securities pursuant to this Section 4.2.

(c)    Effective Registration Statement. A registration requested pursuant to this Section 4.2 will not be deemed to have been effected unless it has become effective and remains effective for the period provided in Section 4.4(ii); provided, that if, within 180 days after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected.

(d)    Selection of Underwriters. If a requested registration pursuant to this Section 4.2 involves an underwritten offering, the Demand Party shall have the right to select the investment banker or bankers and managers to administer the offering; provided, however, that such investment banker or bankers and managers shall be reasonably satisfactory to the Company.

(e)    Priority in Requested Registrations. If a requested registration pursuant to this Section 4.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering, the Company will include in such registration only the Registrable Securities of the Demand Party and other Holders requested to be included in such registration. In the event that the number of Registrable Securities of the Holders requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, can be sold, the number of such Registrable Securities to be included in such registration shall be allocated (i) first, 100% of the securities the Demand Party who requested the registration (and such Demand Party’s Permitted Transferees) propose to sell and (ii) second, pro rata among all such other requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder (provided that any shares thereby allocated to any such Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner). In the event that the number of Registrable Securities requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold, the Company may include in such registration the securities the Company proposes to sell up to the number of securities that, in the opinion of the underwriter, can be sold.

(f)    Limitation on Registration on Request. Notwithstanding anything in this Section 4.2 to the contrary, the Company shall not be obligated to and shall not take any action to effect any registration pursuant to this Section 4.2,

(i)  (A) in the event AREP is the Demanding Party, at any time prior to the Target Date and (B) in the event any Riata Principal is the Demanding Party, at any time prior to the date which is 201 days after the consummation of the Qualified Public Offering; or

(ii)  if the Company has previously effected a number of registrations pursuant to this Section 4.2 equaling or exceeding, in accordance with Section 4.2(c) above, (A) in the event Tom Ward is the Demand Party, three (3) previous registrations in the aggregate, in which Tom Ward was the Demand Party, (B) in the event Malone Mitchell is the Demand Party, three (3) previous registrations in the aggregate, in which Malone Mitchell was the Demand Party and (C) in the event AREP (or any Transferee of AREP’s rights under Section 2.3(b)) is the Demand Party, three (3) previous registrations in the aggregate, in which AREP (or any Transferee of AREP’s rights under Section 2.3(b)) was the Demand Party.

(g)    Postponements in Requested Registrations. (i) If the Company shall at any time furnish to the Holders a certificate signed by its chairman of the Board, chief executive officer, president or any other of its authorized officers stating that the filing of a registration statement would, in the good faith judgment of the Company, materially impede, delay or interfere with, or require premature disclosure of, any material financing, acquisition, corporate reorganization or other significant transaction involving the Company or require the disclosure of material information the disclosure of which would have a material adverse effect on the business, operations or prospects of the Company, the Company may postpone the filing (but not the preparation) of a registration statement required by this Section 4.2 for up to 60 days in any 90 day period and up to 90 days in any 360 day period and (ii) if the Company determines in its good faith judgment, that the registration and offering otherwise required by this Section 4.2 would have an adverse effect on a then contemplated public offering of the Company’s securities, the Company may postpone the filing (but not the preparation) of a registration statement required by this Section 4.2, during the period starting with the 30th day immediately preceding the date of the anticipated filing of, and ending on a date 90 days (or such shorter period as the managing underwriter may permit) following the effective date of, the registration statement relating to such other public offering; provided, that the Company shall at all times in good faith use its reasonable best efforts to cause any registration statement required by this Section 4.2 to be filed as soon as possible. The Company shall promptly give the Holders requesting registration thereof pursuant to this Section 4.2 written notice of any postponement made in accordance with the preceding sentence. If the Company gives the Holders such a notice, the Holders shall have the right, within 15 Business Days after receipt thereof, to withdraw their request in which case, such request will not be counted for purposes of Section 4.2(f) (provided that, notwithstanding such withdrawal, the Company shall pay the Registration Expenses in connection therewith)

SECTION 4.3.    Incidental Registrations. (a)  Right to Include Registrable Securities. If the Company at any time proposes to register its Common Stock under the Securities Act (other than a registration statement on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account (including in a registration pursuant to registration rights held by any Person other than the parties hereto (each a “Third Party Holder”) but excluding in a registration under Section 4.2 hereof), in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders’ rights under this Section 4.3. Upon the written request of any such Holder made within 15 Business Days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) and (ii) if such registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company (with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings) or to the Third Party Holder. If a registration requested pursuant to this Section 4.3(a) involves an underwritten public offering, any Holder of Registrable Securities requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.

(b)    Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 4.3.

(c)    Priority in Incidental Registrations. If a registration pursuant to this Section 4.3 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the securities offered in such offering as contemplated by the Company (other than the Registrable Securities), then the Company will include in such registration (i) first, 100% of the securities the Company (or the Third Party Holder) proposes to sell and (ii) second, to the extent of the number of Registrable Securities requested to be included in such registration pursuant to this Section 4.3 which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of Registrable Securities which the Holders have requested to be included in such registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder; provided, that any shares thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner.

(d)    Registration Rights of Third Parties. After the date hereof and prior to the time at which AREP’s tag-along rights under Section 2.2 expires, the Company shall not grant any Third Party Holder any piggyback or incidental registration rights which are senior in priority with the registration rights provided in this Section 4.3 or which are pari passu or senior in priority with the registration rights provided under Section 4.2.

SECTION 4.4.    Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will:

(i)  prepare and, in any event within 90 days after the end of the period within which a request for registration may be given by the Demand Party pursuant to Section 4.2, file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of its securities which is being effected pursuant to Section 4.3 at any time prior to the effective date of the registration statement relating thereto;

(ii)  prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 180 days and to comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(iii)  furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

(iv)  use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration under such other securities or blue sky laws in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(v)  notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in clause (ii) of this Section 4.4, of the Company’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(vi)  use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its shareholders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(vii)  (A) use its reasonable best efforts to list such Registrable Securities on any national securities exchange on which the Common Stock is then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange; and (B) use its reasonable best efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(viii)  enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other persons in addition to, or in substitution for the provisions of Section 4.5 hereof, as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (provided that the Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Holders);

(ix)  make available for reasonable inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, in each case upon reasonable notice, pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all pertinent information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, and use reasonable best efforts to provide reasonable opportunities to discuss the business of the Company with the independent public accountants who have certified or reviewed the Company’s financial statements;

(x)  notify counsel (selected pursuant to Section 4.7 hereof) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (A) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (B) of the receipt of any comments from the SEC, (C) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (D) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(xi)  make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(xii)  if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(xiii)  cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

(xiv)  cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

(xv)  cause management of the Company to participate in investor “road shows” and other investor efforts or meetings so long as such requested participation is reasonable and will not unduly interfere with the Company’s business and operations; and

(xvi)  use its reasonable best efforts to furnish an opinion of counsel for the Company addressed to the underwriters dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement), and (ii) use its reasonable best efforts to furnish a “cold comfort” letter addressed to the underwriters and each Holder of Registrable Securities included in such registration statement, if permissible under applicable accounting practices, and signed by the independent public accountants who have audited the Company’s financial statements included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of this Section 4.4, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by clause (v) of this Section 4.4, and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in clause (ii) of this Section 4.4 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (v) of this Section 4.4 and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by clause (v) of this Section 4.4.

SECTION 4.5.    Indemnification. (a)  Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 4.2 or 4.3, the Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, each affiliate of such seller and their respective directors and officers, members or general and limited partners (including any director, officer, affiliate, employee, agent and controlling Person of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller, each Affiliate thereof, or any such underwriter within the meaning of the Securities Act (collectively, the “Indemnified Parties”), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorney’s fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Indemnified Party specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any Indemnified Party and shall survive the transfer of such securities by such seller.

(b)    Indemnification by the Seller. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 4.4 herein, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.5(a)) the Company and all other prospective sellers with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such seller. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder, or of any underwriter be greater than the dollar amount of the discount or commission received by such underwriter, in each case upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)    Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 4.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 4.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, or there are separate defenses available to such indemnified party, or the indemnifying party fails to timely assume the defense of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)    Contribution. If for any reason the indemnity provided for in this Section 4.5 is unavailable or is insufficient to hold harmless an indemnified party hereunder, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party in respect of the losses, claims, damages or liabilities suffered by the indemnified party (i) as between the Company and the holders of Registrable Securities covered by a registration statement, on the one hand, and the underwriters, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such holders, on the one hand, and the underwriters, on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such holders, on the one hand, and of the underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (ii) as between the Company, on the one hand, and each holder of Registrable Securities covered by a registration statement, on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such holders, on the one hand, and the underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such holders bear to the total underwriting discounts and commissions received by the underwriters. The relative fault of the Company and such holders, on the one hand, and of the underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such holders or by the underwriters. The relative fault of the Company, on the one hand, and of each such holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company or by such holder, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)    Other Indemnification. Indemnification similar to that specified in the preceding provisions of this Section 4.5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

(f)    Non-Exclusivity. The obligations of the parties under this Section 4.5 shall be in addition to any liability which any party may otherwise have to any other party.

SECTION 4.6.    Rules 144 and 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Shareholder, make publicly available such information), and it will take such further action as any Holder of Registrable Securities (or, if the Company is not required to file reports as provided above, any Shareholder) may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding anything contained in this Section 4.6, the Company may deregister under Section 12 of the Exchange Act if it then is permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

SECTION 4.7.    Selection of Counsel. In connection with any registration of Registrable Securities pursuant to Section 4.2 or 4.3 hereof, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

SECTION 4.8.    Holdback Agreement. (a) If any registration shall be in connection with an underwritten public offering (including the Qualified Public Offering), each Holder of Registrable Securities agrees (but only if such offering is the Qualified Public Offering or an offering in which such Holder is selling securities) not to effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of the Company, or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering), within seven days before, or such period not to exceed 90 days (or 180 days in the case of the Qualified Public Offering) as the underwriting agreement may require (or such lesser period as the managing underwriters may permit) after, the effective date of such registration. If Tom Ward, Malone Mitchell or any of their Permitted Transferees are released from the restrictions contemplated by this Section 4.8 (the “Release Event”), AREP and its Permitted Transferees shall be released to the same extent from their obligations contemplated by this Section 4.8.

(b) The Company agrees, if so required by the managing underwriter of any offering of Registrable Securities, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public Sale or distribution of or otherwise dispose of any of its equity securities during the 30 days prior to and the 90 days (or 180 days in the case of the Qualified Public Offering) after any underwritten registration pursuant to Section 4.2 or 4.3 hereof has become effective (the "Holdback Period"), except as part of such underwritten registration. Notwithstanding the foregoing sentence, the Company shall be entitled to (i) issue shares of Common Stock or other securities upon the exercise of an option or warrant or the conversion or exchange of a security outstanding prior to the Holdback Period, (ii) grant options to purchase shares of Common Stock or issue restricted shares of Common Stock or other securities pursuant to employee benefit plans in effect prior to the Holdback Period and (iii) sell shares of Common Stock or other securities in a transaction in which the purchaser agrees to be bound by the restrictions contained in Section 4.8(a). The Company shall use its reasonable best efforts to obtain and enforce similar agreements from any other Persons if requested by the managing underwriter of such offering. Neither the Company nor such Persons shall be subject to the restrictions set forth in this Section 4.8(b) for longer than 120 days during any 12-month period (or 180 days in the case of the 12-month period prior to the expiration of the Holdback Period for the Qualified Public Offering).

SECTION 4.9.    Existing 144A Registration Rights Agreement. Notwithstanding anything to the contrary in this Agreement, all of the rights and obligations of the parties hereto under this Agreement are subject to and qualified by the rights of the Company’s shareholders under the Existing 144A Registration Rights Agreement (including as to priority and timing of registrations), and the Company’s compliance with the Existing 144A Registration Rights Agreement shall not constitute a violation of this Agreement; provided, that the Company shall not amend the Existing 144A Registration Rights Agreement in any manner detrimental in any material respect to AREP’s rights hereunder.

ARTICLE V

MISCELLANEOUS

SECTION 5.1.    Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective without the approval of the Company and each Shareholder; provided, that the Company or any Shareholder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

SECTION 5.2.    Successors, Assigns and Transferees. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Shareholders may assign their respective rights and obligations hereunder to any Transferees only to the extent expressly provided herein; provided, however, that AREP may Transfer its Shares and all associated rights under this Agreement to any direct or indirect Subsidiary of American Real Estate Partners, L.P. or American Real Estate Holdings Limited Partnership in accordance with Section 2.3, or as otherwise set forth in this Agreement.

SECTION 5.3.    Legend. (a)  All certificates (if any) representing the Shares held by each Shareholder shall bear a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE IN VIOLATION OF THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY SUCH SHAREHOLDERS AGREEMENT.

(b)    Upon (i) the Sale of any Shares pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or Rule 144A under the Securities Act or another exemption from registration under the Securities Act (and such Shares cease to be subject to the provisions hereof), (ii) upon the Transfer of any Shares pursuant to Section 2.1(c) hereof or (iii) the termination of this Agreement, the certificates representing such Shares shall be replaced, at the expense of the Company, with certificates or instruments not bearing the legends required by this Section 5.3; provided, that the Company may condition such replacement of certificates upon the receipt of an opinion of securities counsel reasonably satisfactory to the Company.

SECTION 5.4.    Notices. All notices and other communications hereunder shall be in writing and delivered (i) personally, (ii) by overnight courier or (iii) facsimile (with a PDF or other copy by electronic mail), and shall be deemed duly given on the date of delivery. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company or Riata Principals	SandRidge Energy, Inc. 1601 Northwest Expressway, Suite 1600 Oklahoma City, OK 73118 Attention: General Counsel Facsimile No.: (405) 753- 5975 Email: mmccann@sdrge.com with a copy to: (which shall not constitute notice)
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Robert E. Spatt, Esq.
                   Edward J. Chung, Esq.
Facsimile No.: (212) 455-2502
Email: rspatt@stblaw.com
Email: echung@stblaw.com

If to AREP	White Plains Plaza 445 Hamilton Avenue - Suite 1210 White Plains, NY 10601 Attention: Felicia Buebel, Esq. Facsimile No.: (914) 614-7001 Email: fpb@areh.net

with a copy to: (which shall not constitute notice)	DLA Piper US LLP 1251 Avenue of the Americas New York, New York 10020 Attention: Steven L. Wasserman, Esq. Facsimile No.: (212) 835-6001 Email: steven.wasserman@dlapiper.com

SECTION 5.5.    Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

SECTION 5.6.    Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way (including, without limitation, the Letter of Intent).

SECTION 5.7.    Conflicting Agreements. Each party hereto represents to the other parties hereto that such party has not granted and is not a party to any proxy, voting trust or other agreement (other than the Existing 144A Registration Rights Agreement) which is inconsistent with or conflicts with any provision of this Agreement.

SECTION 5.8.    Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 5.9.    Governing Law; Consent to Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party hereto agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby, whether in tort or contract or at law or in equity, exclusively in the federal or state courts located in New York, New York (the “Chosen Courts”). In addition, each party hereby (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives, to the fullest extent permitted by applicable Law, any objection to laying venue in the Chosen Court and agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) waives any objection or defense that the Chosen Court is an inconvenient forum or does not have personal jurisdiction over any party hereto. Each party hereto further agrees that, to the fullest extent permitted by applicable Law, any final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment. Further, each party hereto hereby waives all right to trial by jury in any claim, action, proceeding or counterclaim by any party hereto on any matters arising out of or in any way connected with this Agreement.

SECTION 5.10.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

SECTION 5.11.    Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

SECTION 5.12.    Agents for Shareholders. (a)  Tom Ward or another Person named in any written notice to the other parties hereto after the date hereof and signed by Tom Ward and all of his Permitted Transferees (the “TW Agent”) shall act as the sole agent for Tom Ward and each of his Permitted Transferees and shall be authorized to exercise all rights of Tom Ward and his Permitted Transferees hereunder. The TW Agent shall have sole power and authority to take any action on behalf of Tom Ward and his Permitted Transferees pursuant to this Agreement, including delivering any notice or granting any waiver or consent hereunder, and each party hereto shall be entitled to rely on any action taken by the TW Agent as being taken on behalf of Tom Ward or any of his Permitted Transferees. Any notice required to be delivered hereunder to Tom Ward or any of his Permitted Transferees shall be delivered to the TW Agent.

(b)    Malone Mitchell or another Person named in any written notice to the other parties hereto after the date hereof and signed by Malone Mitchell and all of his Permitted Transferees (the “MM Agent”) shall act as the sole agent for Malone Mitchell and each of his Permitted Transferees and shall be authorized to exercise all rights of Malone Mitchell and his Permitted Transferees hereunder. The MM Agent shall have sole power and authority to take any action on behalf of Malone Mitchell and his Permitted Transferees pursuant to this Agreement, including delivering any notice or granting any waiver or consent hereunder, and each party hereto shall be entitled to rely on any action taken by the MM Agent as being taken on behalf of Malone Mitchell or any of his Permitted Transferees. Any notice required to be delivered hereunder to Malone Mitchell or any of his Permitted Transferees shall be delivered to the MM Agent.

(c)    AREP O&G or another Person named in any written notice to the other parties hereto after the date hereof and signed by AREP O&G and its Permitted Transferees (the “AREP Agent”) shall act as the sole agent for AREP O&G and each of its Permitted Transferees and shall be authorized to exercise all rights of AREP O&G and its Permitted Transferees hereunder. The AREP Agent shall have sole power and authority to take any action on behalf of AREP O&G and its Permitted Transferees pursuant to this Agreement, including delivering any notice or granting any waiver or consent hereunder, and each party hereto shall be entitled to rely on any action taken by the AREP Agent as being taken on behalf of AREP O&G or any of its Permitted Transferees. Any notice required to be delivered hereunder to AREP O&G or any of its Permitted Transferees shall be delivered to the AREP Agent.

SECTION 5.13.    Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

SECTION 5.14.    Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

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IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement as of the date set forth in the first paragraph hereof.

RIATA ENERGY, INC.

By:	/s/ Tom L. Ward
Name: Tom L. Ward. Title: Chief Executive Officer

AREP O & G HOLDINGS LLC

By:	AREP Oil & Gas Holdings LLC, its sole member
By:	American Real Estate Holdings Limited Partnership, its sole member
By:	American Property Investors, Inc., its general partner

By:	/s/ Hillel Moerman
Name: Hillel Moerman Title: Chief Financial Officer

[Shareholders Agreement Signature Page]

/s/ Tom L. Ward
TOM L. WARD

192 INVESTMENTS, LLC

By:	/s/ William R. Blaik
Name: William R. Blaik Title: Manager

[Shareholders Agreement Signature Page]

/s/ N. Malone Mitchell , 3RD
N. MALONE MITCHELL, 3RD

/s/ Amy Mitchell
AMY MITCHELL

[Shareholders Agreement Signature Page]

/s/ Alexandria Nicole Mitchell
ALEXANDRIA NICOLE MITCHELL

/s/ N. Malone Mitchell , 3RD
N. MALONE MITCHELL 3RD, as custodian for Noah Malone Mitchell 4th, under the Texas Uniform Transfer to Minors Act

/s/ N. Malone Mitchell , 3RD
N. MALONE MITCHELL 3RD, as custodian for Stevenson Briggs Mitchell under the Texas Uniform transfer to Minors Act

/s/ N. Malone Mitchell , 3RD
N. MALONE MITCHELL 3RD as custodian for Elizabeth Lee Mitchell

/s/ Barbara Pope
BARBARA POPE, as Trustee for the Malone Mitchell, 3rd GRAT #2005 for Alexandria Nicole Mitchell

/s/ Barbara Pope
BARBARA POPE, as Trustee for the Amy E. Mitchell GRAT #2005 for Alexandria Nicole Mitchell

/s/ Barbara Pope
BARBARA POPE, as Trustee for the Malone Mitchell, 3rd GRAT #2005 for Noah Malone Mitchell, 4th

[Shareholders Agreement Signature Page]

/s/ Barbara Pope
BARBARA POPE, as Trustee for the Amy E. Mitchell GRAT #2005 for Noah Malone Mitchell, 4th

/s/ Barbara Pope
BARBARA POPE, as Trustee for the Malone Mitchell, 3rd GRAT #2005 for Stevenson Briggs Mitchell

/s/ Barbara Pope
BARBARA POPE, as Trustee for the Amy E. Mitchell GRAT #2005 for Stevenson Briggs Mitchell

/s/ Barbara Pope
BARBARA POPE, as Trustee for the Malone Mitchell, 3rd GRAT #2005 for Elizabeth Lee Mitchell

/s/ Barbara Pope
BARBARA POPE, as Trustee for the Amy E. Mitchell GRAT #2005 for Elizabeth Lee Mitchell

[Shareholders Agreement Signature Page]

Exhibit A

ASSIGNMENT AND ASSUMPTION AGREEMENT

Pursuant to the Shareholders Agreement, dated as of ________ __, ____ and (the “Shareholders Agreement”), among Riata Energy, Inc., a Texas corporation (the “Company”), and each of the Shareholders of the Company whose name appears on the signature pages listed therein (each, a “Shareholder” and collectively, the “Shareholders”), _________, (the “Transferor”) hereby assigns to the undersigned the rights that may be assigned thereunder with respect to the Shares so Transferred, and the undersigned hereby agrees that, having acquired Shares as permitted by the terms of the Shareholders Agreement, the undersigned shall assume the obligations of the Transferor under the Shareholders Agreement with respect to the Shares so Transferred. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Shareholders Agreement.

Listed below is information regarding the Shares:

Number of shares of
 Common Stock

____________________________________

IN WITNESS WHEREOF, the undersigned has executed this Assumption Agreement as of __________ ___, 20__.

[NAME OF TRANSFEREE]

By:
Name: Title:

Acknowledged by:

RIATA ENERGY, INC

By:
Name: Title

Exhibit B

CERTIFICATE

American Real Estate Partners, L.P. (“AREP”) and American Real Estate Holdings Limited Partnership (“AREH”) hereby certify, represent, warrant and agree, pursuant to Section 2.1(d)(2) of the Shareholders Agreement dated as of November 21, 2006 (the “Agreement”), among Riata Energy, Inc. and the Shareholders party thereto, as follows:

(1) AREP and/or AREH and/or one or more affiliates of the foregoing (collectively, the “Borrower”) are contemplating entering into a financing transaction as generally described on Schedule I attached hereto (the “Financing”).

(2) In connection with the Financing, the Borrower intends to make pledges, hypothecations or encumbrances (collectively, the “Pledges”) as contemplated in Section 2.1(d)(2) of the Agreement.

(3) The Financing and the Pledges are bona fide.

(4) This certificate constitutes a legal, valid and binding obligation of AREP and AREH.

AMERICAN REAL ESTATE PARTNERS, L.P.
By: American Property Investors, Inc., its general partner

By:
Name: Title

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP
By: American Property Investors, Inc., its general partner

By:
Name: Title